Exhibit 99.1

ON Semiconductor Reports Record Revenue and Non-GAAP

Earnings per Share for Second Quarter 2021

PHOENIX, Ariz. – Aug. 2, 2021 – ON Semiconductor Corporation (Nasdaq: ON) today announced results for the second quarter of 2021 with the following highlights:

•	Record revenue of $1,669.9 million, an increase of 38 percent year-over-year
•	GAAP diluted earnings per share of $0.42 as compared to $0.00 in the quarter a year ago
•	Record non-GAAP diluted earnings per share of $0.63 as compared to $0.12 in the quarter a year ago
•	GAAP gross margin of 38.3 percent increased 310 basis points quarter-over-quarter and 750 basis points year-over-year
•	Non-GAAP gross margin of 38.4 percent increased 320 basis points quarter-over-quarter and 760 basis points year-over-year
•	Record free cash flow of $383.2 million or 22.9% of revenue

“Our strong second quarter results were driven by solid execution and ongoing structural changes, in addition to a strong demand environment. We posted yet another quarter of non-GAAP gross margin expansion with margins increasing by 320 basis points quarter-over-quarter. We expect that the ongoing structural changes in the business should enable us to report strong results on a sustainable basis. While we are encouraged by our recent results, we will continue to transform the business to realize its full potential,” said Hassane El-Khoury, president and CEO of ON Semiconductor.

“We continue to see accelerating demand for our products in our strategic automotive and industrial end-markets. As we continue to drive operational efficiencies in our manufacturing sites, we expect to see incremental supply and revenue growth in the second half of 2021.”

Selected financial results for the quarter are shown below with comparable periods:

	GAAP			Non-GAAP
(in millions, except per share data)	Q2 2021	Q1 2021	Q2 2020	Q2 2021	Q1 2021	Q2 2020
Revenue	$1,669.9	$1,481.7	$1,213.5	$1,669.9	$1,481.7	$1,213.5
Gross Margin	38.3%	35.2%	30.8%	38.4%	35.2%	30.8%
Operating Margin	16.9%	8.5%	3.6%	19.6%	13.3%	7.4%
Net Income (Loss) Attributable to ON Semiconductor Corporation	$184.1	$89.9	($1.4)	$275.8	$151.3	$50.2
Diluted Earnings (Loss) Per Share	$0.42	$0.20	$0.00	$0.63	$0.35	$0.12

	Revenue Summary
	($ in millions)
	(Unaudited)
	Three Months Ended
Business Segment	Q2 2021	Q1 2021	Q2 2020	Sequential Change	Year over Year Change
PSG	$846.6	$747.0	$618.4	13%	37%
ASG	607.6	531.5	426.7	14%	42%
ISG	215.7	203.2	168.4	6%	28%

Total	$1,669.9	$1,481.7	$1,213.5	13%	38%

THIRD QUARTER 2021 OUTLOOK

The following table outlines ON Semiconductor’s projected third quarter of 2021 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,660 to $1,760 million		$1,660 to $1,760 million
Gross Margin	38.8% to 40.9%	0.1% to 0.2%	39.0% to 41.0%
Operating Expenses	$331 to $346 million	$26 million	$305 to $320 million
Other Income and Expense (including interest expense), net	$33 to $36 million	$7 million*	$26 to $29 million
Diluted Earnings Per Share	$0.53 to $ 0.63	$0.15 to $ 0.17	$0.68 to $0.80
Diluted Shares Outstanding **	440 million	4 million	436 million

*	Convertible Notes, Non-cash interest expense is calculated pursuant to FASB’s Accounting Standards Codification Topic 470: Debt.

**

Diluted shares outstanding can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $20.72 for the 1.625% Notes and $52.97 for the 0% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% Notes and the 0% Notes, respectively. At an average stock price per share between $20.72 and $30.70 for the 1.625% Notes and $52.97 and $74.34 for the 0% Notes, the hedging activity offsets the potentially dilutive effect of the 1.625% Notes and 0% Notes, respectively. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes, and $74.34 for the 0% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding. Both GAAP and non-GAAP diluted share counts are based on the Company’s stock price as of July 2, 2021.

***

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; non-recurring facility costs, purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

****

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Daylight Time (EDT) on August 2, 2021 to discuss this announcement and ON Semiconductor’s 2021 second quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call via telephone by dialing (833) 303-2043 (U.S./Canada) or: (236) 714-3942 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 7573025.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient electronics innovations that help make the world greener, safer, inclusive and connected. The company has transformed into our customers’ supplier of choice for power, analog, sensor and connectivity solutions. The company’s superior products help engineers solve their most unique design challenges in automotive, industrial, cloud power, and Internet of Things (IoT) applications. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Sarah Rockey	Parag Agarwal
Corporate/Media Communications	Vice President - Investor Relations & Corporate Development
ON Semiconductor	ON Semiconductor
(602) 244-5190	(602) 244-3437
sarah.rockey@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor, including financial guidance for the year ending December 31, 2021. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 16, 2021 (our “2020 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks and uncertainties described in this document, our 2020 Form 10-K and subsequent reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Revenue	$1,669.9	$1,481.7	$1,213.5	$3,151.6	$2,491.4
Cost of revenue (exclusive of amortization shown below)	1,029.8	960.5	839.2	1,990.3	1,714.4

Gross profit	640.1	521.2	374.3	1,161.3	777.0
Gross margin	38.3%	35.2%	30.8%	36.8%	31.2%
Operating expenses:
Research and development	166.3	173.6	156.1	339.9	327.1
Selling and marketing	76.1	78.9	65.6	155.0	142.4
General and administrative	73.2	72.4	62.9	145.6	134.1
Amortization of acquisition-related intangible assets	24.8	25.0	29.1	49.8	61.4
Restructuring, asset impairments and other charges, net	17.5	42.5	16.2	60.0	49.0
Intangible asset impairment	—	2.9	1.3	2.9	1.3

Total operating expenses	357.9	395.3	331.2	753.2	715.3

Operating income	282.2	125.9	43.1	408.1	61.7

Other income (expense), net:
Interest expense	(33.1)	(33.4)	(41.9)	(66.5)	(84.4)
Interest income	0.2	0.4	1.5	0.6	3.4
Loss on debt refinancing and prepayment	(26.2)	—	—	(26.2)	—
Other income (expense)	(1.1)	4.5	(2.8)	3.4	(2.7)

Other income (expense), net	(60.2)	(28.5)	(43.2)	(88.7)	(83.7)

Income (loss) before income taxes	222.0	97.4	(0.1)	319.4	(22.0)
Income tax (provision) benefit	(37.9)	(7.1)	(0.8)	(45.0)	7.4

Net income (loss)	184.1	90.3	(0.9)	274.4	(14.6)
Less: Net income attributable to non-controlling interest	—	(0.4)	(0.5)	(0.4)	(0.8)

Net income (loss) attributable to ON Semiconductor Corporation	$184.1	$89.9	$(1.4)	$274.0	$(15.4)

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic	$0.43	$0.22	$—	$0.65	$(0.04)

Diluted	$0.42	$0.20	$—	$0.62	$(0.04)

Weighted average common shares outstanding:
Basic	427.7	413.4	410.1	420.5	410.3

Diluted	443.6	445.4	410.1	444.5	410.3

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	July 2, 2021	April 2, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,091.1	$1,042.5	$1,080.7
Receivables, net	669.1	683.6	676.0
Inventories	1,309.3	1,295.5	1,251.4
Other current assets	160.4	166.0	176.0

Total current assets	3,229.9	3,187.6	3,184.1
Property, plant and equipment, net	2,457.8	2,489.4	2,512.3
Goodwill	1,663.4	1,663.4	1,663.4
Intangible assets, net	416.3	441.1	469.0
Deferred tax assets	429.9	447.2	429.0
Other assets	397.1	401.7	410.2

Total assets	$8,594.4	$8,630.4	$8,668.0

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$610.2	$605.0	$572.9
Accrued expenses and other current liabilities	643.6	588.3	570.0
Current portion of long-term debt	201.3	536.7	531.6

Total current liabilities	1,455.1	1,730.0	1,674.5
Long-term debt	2,907.1	2,806.9	2,959.7
Deferred tax liabilities	49.8	53.9	57.3
Other long-term liabilities	378.0	390.0	418.4

Total liabilities	4,790.0	4,980.8	5,109.9

ON Semiconductor Corporation stockholders’ equity:
Common stock	6.0	5.8	5.7
Additional paid-in capital	4,470.3	4,161.0	4,133.1
Accumulated other comprehensive loss	(52.2)	(55.9)	(57.6)
Accumulated earnings	1,699.5	1,515.4	1,425.5
Less: Treasury stock, at cost	(2,339.2)	(1,996.7)	(1,968.2)

Total ON Semiconductor Corporation stockholders’ equity	3,784.4	3,629.6	3,538.5
Non-controlling interest	20.0	$20.0	19.6

Total stockholders’ equity	3,804.4	3,649.6	3,558.1

Total liabilities and stockholders’ equity	$8,594.4	$8,630.4	$8,668.0

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net income (loss)	$184.1	$90.3	$(0.9)	$274.4	$(14.6)
Adjusted for:
Restructuring, asset impairments and other charges, net	17.5	42.5	16.2	60.0	49.0
Intangible asset impairment	—	2.9	1.3	2.9	1.3
Interest expense	33.1	33.4	41.9	66.5	84.4
Interest income	(0.2)	(0.4)	(1.5)	(0.6)	(3.4)
Loss on debt refinancing and prepayment	26.2	—	—	26.2	—
Income tax provision (benefit)	37.9	7.1	0.8	45.0	(7.4)
Net income attributable to non-controlling interest	—	(0.4)	(0.5)	(0.4)	(0.8)
Depreciation and amortization	153.1	153.4	153.9	306.5	315.1
Third party acquisition and divestiture related costs	1.4	0.2	—	1.6	0.3

Adjusted EBITDA	453.1	329.0	211.2	782.1	423.9
Increase (decrease):
Restructuring, asset impairments and other, net	(17.5)	(42.5)	(16.2)	(60.0)	(49.0)
Interest expense	(33.1)	(33.4)	(41.9)	(66.5)	(84.4)
Interest income	0.2	0.4	1.5	0.6	3.4
Income tax (provision) benefit	(37.9)	(7.1)	(0.8)	(45.0)	7.4
Net income attributable to non-controlling interest	—	0.4	0.5	0.4	0.8
Third party acquisition and divestiture related costs	(1.4)	(0.2)	—	(1.6)	(0.3)
Loss (gain) on sale or disposal of fixed assets	—	0.3	(3.1)	0.3	(2.9)
Amortization of debt discount and issuance costs	2.7	2.4	3.0	5.1	6.0
Share-based compensation	29.1	22.3	18.0	51.4	33.7
Non-cash interest on convertible notes	6.0	4.6	9.8	10.6	19.3
Non-cash asset impairment charges	1.4	3.2	5.8	4.6	7.2
Change in deferred tax balances	18.5	(23.2)	6.7	(4.7)	(12.3)
Other	2.0	(2.0)	1.8	—	1.8
Changes in assets and liabilities	64.9	(35.7)	(41.8)	29.2	(34.1)

Net cash provided by operating activities	$488.0	$218.5	$154.5	$706.5	$320.5

Cash flows from investing activities:
Purchase of property, plant and equipment	$(104.8)	$(77.0)	$(73.3)	$(181.8)	$(205.6)
Deposits and proceeds from sale of property, plant and equipment	6.4	0.2	0.9	6.6	0.9
Deposits utilized (made) for purchase of property, plant and equipment	(2.4)	(0.4)	(1.7)	(2.8)	0.5
Purchase of business, net of cash acquired	—	—	—	—	(4.5)
Settlement of purchase price from previous acquisition	—	—	—	—	26.0

Net cash used in investing activities	$(100.8)	$(77.2)	$(74.1)	$(178.0)	$(182.7)

Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	$5.7	$6.6	$3.9	$12.3	$11.4
Payment of tax withholding for restricted stock units	(3.5)	(28.5)	(0.6)	(32.0)	(16.6)
Repurchase of common stock	—	—	—	—	(65.4)
Issuance and borrowings under debt agreements	787.3	—	—	787.3	1,165.0
Reimbursement of debt issuance costs	2.7	—	—	2.7	—
Payment of debt issuance costs	(3.5)	—	—	(3.5)	—
Repayment of borrowings under debt agreements	(1,060.6)	(154.1)	(4.3)	(1,214.7)	(60.3)
Payments related to prior acquisition	(0.2)	(2.1)	(0.6)	(2.3)	(5.5)
Payment for purchase of bond hedges	(160.3)	—	—	(160.3)	—
Proceeds from issuance of warrants	93.8	—	—	93.8	—

Net cash provided by (used in) financing activities	$(338.6)	$(178.1)	$(1.6)	$(516.7)	$1,028.6

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(0.8)	(0.1)	(0.8)	0.1

Net increase (decrease) in cash, cash equivalents and restricted cash	$48.6	$(37.6)	$78.7	$11.0	$1,166.5
Beginning cash, cash equivalents and restricted cash	1,043.9	1,081.5	1,982.0	1,081.5	894.2

Ending cash, cash equivalents and restricted cash	$1,092.5	$1,043.9	$2,060.7	$1,092.5	$2,060.7

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit	$640.1	$521.2	$374.3	$1,161.3	$777.0

Special items:
a) Non-recurring facility costs	0.7	—	—	0.7	—

Total special items	0.7	—	—	0.7	—

Non-GAAP gross profit	$640.8	$521.2	$374.3	$1,162.0	$777.0

Reconciliation of GAAP to non-GAAP gross margin:
GAAP gross margin	38.3%	35.2%	30.8%	36.8%	31.2%

Special items:
a) Non-recurring facility costs	—%	—%	—%	—%	—%

Total special items	0.1%	—%	—%	0.1%	—%

Non-GAAP gross margin	38.4%	35.2%	30.8%	36.9%	31.2%

Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses	$357.9	$395.3	$331.2	$753.2	$715.3

Special items:
a) Amortization of acquisition-related intangible assets	(24.8)	(25.0)	(29.1)	(49.8)	(61.4)
b) Restructuring, asset impairments and other, net	(17.5)	(42.5)	(16.2)	(60.0)	(49.0)
c) Intangible asset impairment	—	(2.9)	(1.3)	(2.9)	(1.3)
d) Third party acquisition and divestiture related costs	(1.4)	(0.2)	—	(1.6)	(0.3)

Total special items	(43.7)	(70.6)	(46.6)	(114.3)	(112.0)

Non-GAAP operating expenses	$314.2	$324.7	$284.6	$638.9	$603.3

Reconciliation of GAAP to non-GAAP operating income:
GAAP operating income	$282.2	$125.9	$43.1	$408.1	$61.7

Special items:
a) Non-recurring facility costs	0.7	—	—	0.7	—
b) Amortization of acquisition-related intangible assets	24.8	25.0	29.1	49.8	61.4
c) Restructuring, asset impairments and other, net	17.5	42.5	16.2	60.0	49.0
d) Intangible asset impairment	—	2.9	1.3	2.9	1.3
e) Third party acquisition and divestiture related costs	1.4	0.2	—	1.6	0.3

Total special items	44.4	70.6	46.6	115.0	112.0

Non-GAAP operating income	$326.6	$196.5	$89.7	$523.1	$173.7

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):
GAAP operating margin	16.9%	8.5%	3.6%	12.9%	2.5%

Special items:
a) Non-recurring facility costs	—%	—%	—%	—%	—%
b) Amortization of acquisition-related intangible assets	1.5%	1.7%	2.4%	1.6%	2.5%
c) Restructuring, asset impairments and other, net	1.0%	2.9%	1.3%	1.9%	2.0%
d) Intangible asset impairment	—%	0.2%	0.1%	0.1%	0.1%
e) Third party acquisition and divestiture related costs	0.1%	—%	—%	0.1%	—%

Total special items	2.7%	4.8%	3.8%	3.7%	4.5%

Non-GAAP operating margin	19.6%	13.3%	7.4%	16.6%	7.0%

Reconciliation of GAAP to non-GAAP income before income taxes:
GAAP income (loss) before income taxes	$222.0	$97.4	$(0.1)	$319.4	$(22.0)

Special items:
a) Non-recurring facility costs	0.7	—	—	0.7	—
b) Amortization of acquisition-related intangible assets	24.8	25.0	29.1	49.8	61.4
c) Restructuring, asset impairments and other, net	17.5	42.5	16.2	60.0	49.0
d) Intangible asset impairment	—	2.9	1.3	2.9	1.3
e) Third party acquisition and divestiture related costs	1.4	0.2	—	1.6	0.3

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
f) Loss on debt refinancing and repayment	26.2	—	—	26.2	—
g) Non-cash interest on convertible notes	6.0	4.6	9.8	10.6	19.3

Total special items	76.6	75.2	56.4	151.8	131.3

Non-GAAP income before income taxes	$298.6	$172.6	$56.3	$471.2	$109.3

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income (loss) attributable to ON Semiconductor Corporation	$184.1	$89.9	$(1.4)	$274.0	$(15.4)

Special items:
a) Non-recurring facility costs	0.7	—	—	0.7	—
b) Amortization of acquisition-related intangible assets	24.8	25.0	29.1	49.8	61.4
c) Restructuring, asset impairments and other, net	17.5	42.5	16.2	60.0	49.0
d) Intangible asset impairment	—	2.9	1.3	2.9	1.3
e) Third party acquisition and divestiture related costs	1.4	0.2	—	1.6	0.3
f) Loss on debt refinancing and prepayment	26.2	—	—	26.2	—
g) Non-cash interest on convertible notes	6.0	4.6	9.8	10.6	19.3
h) Adjustment of income taxes	15.1	(13.8)	(4.8)	1.3	(22.9)
Total special items	91.7	61.4	51.6	153.1	108.4

Non-GAAP net income attributable to ON Semiconductor Corporation	$275.8	$151.3	$50.2	$427.1	$93.0

Adjustment of income taxes:
Tax adjustment for special items (1)	$(16.1)	$(15.8)	$(11.8)	$(31.9)	$(27.6)
Other non-GAAP tax adjustment (2)	31.2	2.0	7.0	33.2	4.7

Total adjustment of income taxes	$15.1	$(13.8)	$(4.8)	$1.3	$(22.9)

Reconciliation of GAAP to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding	443.6	445.4	410.1	444.5	410.3
Special items:
a) Less: dilutive shares attributable to convertible notes	(8.6)	(12.8)	—	(10.7)	—
b) Add: dilutive shares attributable to share-based awards	—	—	0.9	—	1.6

Total special items	(8.6)	(12.8)	0.9	(10.7)	1.6

Non-GAAP diluted shares outstanding	435.0	432.6	411.0	433.8	411.9

Non-GAAP diluted earnings per share:
Non-GAAP net income attributable to ON Semiconductor Corporation	$275.8	$151.3	$50.2	$427.1	$93.0
Non-GAAP diluted shares outstanding	435.0	432.6	411.0	433.8	411.9

Non-GAAP diluted earnings per share	$0.63	$0.35	$0.12	$0.98	$0.23

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$488.0	$218.5	$154.5	$706.5	$320.5
Special items:
a) Purchase of property, plant and equipment	(104.8)	(77.0)	(73.3)	(181.8)	(205.6)

Total special items	(104.8)	(77.0)	(73.3)	(181.8)	(205.6)

Free cash flow	$383.2	$141.5	$81.2	$524.7	$114.9

(1)	Tax impact of non-GAAP special items (a-g) is calculated using the federal statutory rate of 21% for all periods presented.
(2)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

Total share-based compensation related to the Company’s restricted stock units, stock grant awards and employee stock purchase plan is included below:

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Cost of revenue	$4.9	$3.3	$2.8	$8.2	$5.3
Research and development	7.3	5.7	4.4	13.0	8.5
Selling and marketing	4.5	4.3	3.1	8.8	6.1
General and administrative	12.4	9.0	7.7	21.4	13.8

Total share-based compensation	$29.1	$22.3	$18.0	$51.4	$33.7

SUPPLEMENTAL FINANCIAL DATA

	Quarters Ended			Six Months Ended
	July 2, 2021	April 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Net cash provided by operating activities	$488.0	$218.5	$154.5	$706.5	$320.5
Free cash flow	383.2	141.5	81.2	524.7	114.9
Cash paid for income taxes	22.8	20.9	5.6	43.7	15.5

Depreciation and amortization	$153.1	$153.4	$153.9	$306.5	$315.1
Less: Amortization of acquisition-related intangible assets	24.8	25.0	29.1	49.8	61.4

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$128.3	$128.4	$124.8	$256.7	$253.7

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, the Company believes that most analysts covering ON Semiconductor use the non-GAAP measures to evaluate ON Semiconductor’s performance. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting and release of certain of our performance-based equity awards. SEC Regulation G and other federal securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor and non-GAAP diluted earnings per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax indemnification by third parties, tax impact of these items and other non-GAAP adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding stock options and restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. In periods when the quarterly average stock price per share exceeds $52.97, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% convertible notes. As such, at an average stock price per share between $52.97 and $74.34, the hedging activity offsets the potentially dilutive effect of the 0% convertible notes.